Exhibit 23.4

CONSENT OF NOMINEE FOR DIRECTOR AND EXECUTIVE OFFICER OF OCEANFREIGHT INC.

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1 of OceanFreight Inc., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Robert N. Cowen

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Name:  Robert N. Cowen

Date:    April 6, 2007